UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 27, 2018

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2018, SeaSpine Holdings Corporation (we, us, our or the Company), SeaSpine Orthopedics Corporation, SeaSpine, Inc., IsoTis, Inc., SeaSpine Sales LLC, Theken Spine LLC, and IsoTis OrthoBiologics, Inc. (collectively, the Borrowers) entered into an amended and restated credit agreement (the A&R Credit Agreement), with Wells Fargo Bank, as administrative agent, and the lenders party thereto.
The A&R Credit Agreement amends and restates the credit agreement that the parties entered into as of December 24, 2015 (as amended, the Original Credit Agreement). The A&R Credit Agreement does not constitute a novation, payment and reborrowing, or termination of the obligations under the Original Credit Agreement, and such obligations are continuing with only the terms thereof being amended as provided in A&R Credit Agreement. In addition, in connection with the Original Credit Agreement, we and the other Borrowers were required to become guarantors and to grant security interests in substantially all our respective assets for the benefit of Wells Fargo Bank and the lenders. Those guarantees and security interests are continuing under the A&R Credit Agreement.
The A&R Credit Agreement provides an asset-backed revolving line of credit of up to $30.0 million in borrowing capacity, with a maturity date of July 27, 2021, which maturity date is subject to a one-time, one-year extension at our election. In addition, at any time through July 27, 2020, we may increase the borrowing capacity by up to an additional $10.0 million, subject to customary conditions precedent, including obtaining the commitment of lenders to provide such additional amount.
Borrowings under the A&R Credit Agreement accrue interest at the rate then applicable to base rate loans (as customarily defined), unless and until converted into LIBOR rate loans (as customarily defined) in accordance with the terms of the A&R Credit Agreement. Borrowings bear interest at a floating annual rate equal to (a) during any month for which our average excess availability (as customarily defined) is greater than $20.0 million, (i) base rate plus 1.25 percentage points for base rate loans and (ii) LIBOR rate plus 2.25 percentage points for LIBOR rate loans, (b) during any month for which our average excess availability is greater than $10.0 million but less than or equal to $20.0 million, (i) base rate plus 1.50 percentage points for base rate loans and (ii) LIBOR rate plus 2.50 percentage points for LIBOR rate loans and (c) during any month for which our average excess availability is less than or equal to $10.0 million, (i) base rate plus 1.75 percentage points for base rate loans and (ii) LIBOR rate plus 2.75 percentage points for LIBOR rate loans. We will also pay an unused line monthly fee based on the average amount borrowed under the credit facility for the most recently completed month. If such average amount is 25% or greater of the maximum borrowing capacity, the unused line fee will be 0.375% per annum of the unused amount, and if such average amount is less than 25%, the unused line fee will be 0.50% per annum of the unused amount. The unused line fee is due on the first day of each month.
The A&R Credit Agreement contains various customary affirmative covenants, which, among other things, require us to: provide the lenders with certain financial statements; preserve our existence; maintain our property; pay taxes; provide the lenders with access to our properties, assets or books and records; comply with laws and other requirements applicable to us; and maintain our material intellectual property.
The A&R Credit Agreement contains customary negative covenants, which include, among other things, restrictions on our ability to: permit our subsidiaries to incur indebtedness; grant liens on our properties; enter into certain fundamental change or asset sale transactions involving us or our subsidiaries; make certain investments; purchase margin stock; prepay certain indebtedness; enter into certain transactions with affiliates; or make certain restricted payments.
The A&R Credit Agreement includes a minimum fixed charge coverage ratio (as customarily defined) of 1.10 to 1.00 for the applicable measurement period, which will not apply if our total liquidity is equal to or greater than $5,000,000, consisting of excess availability (as customarily defined) of at least $3,500,000.
The A&R Credit Agreement also includes customary events of default, including events of default relating to non-payment of amounts due under the A&R Credit Agreement, material inaccuracy of representations and warranties, violation of covenants, bankruptcy and insolvency, failure to comply with health care laws, violation of certain of our existing agreements, and the occurrence of a change of control. Under the A&R Credit Agreement, if an event of default occurs, lenders holding a majority of the revolving commitments may terminate the commitments and accelerate the maturity of any loans outstanding.
The foregoing summary description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the entire text of the A&R Credit Agreement, a copy of which we intend to file as an exhibit to our quarterly report on Form 10-Q for the period ending September 30, 2018.

Item 2.02	Results of Operations and Financial Condition.

On July 30, 2018, we issued a press release announcing our financial results for the three months ended June 30, 2018, a copy of which is furnished as Exhibit 99.1.
The information under this Item 2.02 and in Exhibit 99.1 is being furnished and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated July 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	July 30, 2018